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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

Date of report (Date of earliest event reported):    January 12, 2000

                                  MAPICS, INC.
               (Exact Name of Registrant as Specified in Charter)

         Georgia                        000-18674                04-2711580

(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
    of Incorporation)                                        Identification No.)


                          1000 Windward Course Parkway
                            Alpharetta, Georgia 30005

          (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:  (678) 319-8000




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 12, 2000, MAPICS, Inc. (the "Company") acquired by merger (the "Acquisition") Pivotpoint, Inc., a Massachusetts corporation ("Pivotpoint"). The Acquisition was consummated in accordance with that certain Agreement and Plan of Merger dated December 15, 1999 by and among the Company, MAPICS Merger Corp, a Massachusetts corporation and a wholly owned subsidiary of the Company ("Merger Corp."), and Pivotpoint (the "Merger Agreement"). Under the terms of the Merger Agreement, Merger Corp. merged with and into Pivotpoint, with Pivotpoint being the surviving corporation and becoming a wholly owned subsidiary of MAPICS. The terms of the Merger Agreement resulted in the purchase of all outstanding shares of capital stock of Pivotpoint and payment of certain Pivotpoint debt for a total of $48.0 million in cash. Approximately 10% of the total consideration is being held in escrow for potential indemnification claims under the Merger Agreement. Other than the escrowed amount, there is no other contingent consideration relating to the Acquisition. The Company financed a majority of the merger consideration through a new $55 million credit facility with BankBoston, N.A.

         The purchase price and other terms of the Merger Agreement were determined as a result of arms' length negotiations between unrelated parties. The Company entered into employment agreements with three senior executives of Pivotpoint. At the closing date, there was no other material relationship between the Company and Pivotpoint or any of the shareholders of Pivotpoint, or any of their respective affiliates, officers, directors or associates.

         Since 1987, Pivotpoint, Inc. has provided advanced business systems to mid-sized manufacturing and distribution companies. Pivotpoint's offerings include Point.Man, a powerful suite of Extended Enterprise Applications (EEA) designed to streamline business processes for manufacturing, customer service and financials across multiple sites, business lines and countries. Point.Man provides the speed, Internet accessibility and tight integration mid-sized manufacturing establishments expect, with broad functionality that can be implemented as required to meet the needs of rapidly growing companies. Pivotpoint also offers an Advanced Planning and Scheduling (APS) system and an Enterprise Asset Management (EAM) suite.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impractical to provide financial statements for Pivotpoint, Inc., to the extent required, at the date of the filing of this Form 8-K. The financial statements, if required, will be provided as soon as practicable, but not later than 60 days after the date on which this Form 8-K is required to filed.

         (b) PRO FORMA FINANCIAL INFORMATION. It is impractical to file the pro forma financial information for Pivotpoint, Inc. to the extent required, at the date of the filing of this Form 8-K. The pro forma financial information, if required, will be provided as soon as practicable, but not later than 60 days after the date on which this Form 8-K is required to be filed.

         (c)      EXHIBITS.

     Exhibit No.                        Description
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

         2.2                        Agreement and Plan of Merger dated as of
                                    December 15, 1999, by and among MAPICS,
                                    Inc., a Georgia corporation, MAPICS Merger
                                    Corp., a Massachusetts corporation and
                                    Pivotpoint, Inc., a Massachusetts
                                    corporation (incorporated herein by
                                    reference from Exhibit 2.2 to MAPICS, Inc.'s
                                    Annual Report on Form 10-K for the fiscal
                                    year ended September 30, 1999).
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MAPICS, INC.


                                By: /s/ Martin D. Avallone
                                    ----------------------
                                    Martin D. Avallone
                                    Vice President

Dated:   January 26, 2000




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                                  EXHIBIT INDEX

         Exhibit No.                        Description
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

         2.2 Agreement and Plan of Merger dated as of December 15, 1999, by and among MAPICS,
                                    Inc., a Georgia corporation, MAPICS Merger
                                    Corp., a Massachusetts corporation and
                                    Pivotpoint, Inc., a Massachusetts
                                    corporation (incorporated herein by
                                    reference from Exhibit 2.2 to MAPICS, Inc.'s
                                    Annual Report on Form 10-K for the fiscal year ended September 30, 1999).